UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2016

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66-071-6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue
2nd Floor
New York, NY	10171
(Address of Principal	(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Upsize of Sinosure Credit Facility

On December 1, 2015, Gener8 Maritime, Inc. (the “Company”) entered into a term loan facility, dated as of November 30, 2015 (the “Sinosure Credit Facility”), by and among the Company’s wholly-owned subsidiary, Gener8 Maritime Subsidiary VII Inc., as borrower (“GNRT Sub VII”); the Company, as the parent guarantor (the “Parent Guarantor”);  the borrower’s four wholly-owned subsidiary owner guarantors party thereto (the “Original Owner Guarantors”); Citibank, N.A. and Nordea Bank Finland Plc, New York Branch, as global co-ordinators (the “Global Co-Ordinators”); Citibank, N.A., as bookrunner (the “Bookrunner”); Citibank, N.A., London Branch as ECA co-ordinator and ECA agent (the “ECA Agent”); Nordea Bank Finland Plc, New York Branch as facility agent (the “Facility Agent”) and security agent (the “Security Agent”); The Export-Import Bank of China (“CEXIM”); Citibank, N.A., The Export-Import Bank of China and Bank of China, New York Branch as mandated lead arrangers (the “Mandated Lead Arrangers”); the banks and financial institutions named therein as original lenders (the “Lenders”); and the banks and financial institutions named therein as hedge counterparties (the “Hedge Counterparties”).

On June 29, 2016, the Company entered into an Amending and Restating Deed, dated as of June 29, 2016 (the “Amending Deed”), by and among the Parent Guarantor, GNRT Sub VII, the Original Owner Guarantors, the Global Co-Ordinators, the Bookrunner, the ECA Agent, the Facility Agent, the Security Agent, CEXIM, the Mandated Lead Arrangers, the Lenders, the Hedge Counterparties and the companies listed therein as additional owner guarantors.  The Amending Deed amended the Sinosure Credit Facility to, among other things, include (i) Gener8 Chiotis LLC and Gener8 Miltiades LLC as owner guarantors under the Sinosure Credit Facility and (ii) two additional term loan tranches having an aggregate amount of up to approximately $125.7 million, for purposes of financing deliveries of two VLCC newbuilding vessels, the Gener8 Chiotis and the Gener8 Miltiades.

The Sinosure Credit Facility, as amended by the Amending Deed (the “Amended Sinosure Credit Facility”), provides for term loans up to the aggregate amount of approximately $385.2 million (subject to the terms and conditions set forth in the Sinosure Credit Facility).  All other terms of the Amended Sinosure Credit Facility remain substantially similar in all material respects to those in the Sinosure Credit Facility prior to giving effect to the Amending Deed.  As of June 29, 2016, approximately $241.6 million was outstanding under the Amended Sinosure Credit Facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description

10.1

Amending and Restating Deed, dated as of June 29, 2016, by and among the Parent Guarantor, GNRT Sub VII, the Original Owner Guarantors, the Global Co-Ordinators, the Bookrunner, the ECA Agent, the Facility Agent, the Security Agent, CEXIM, the Mandated Lead Arrangers, the Lenders, the Hedge Counterparties and the companies listed therein as additional owner guarantors.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and observations. Included among the factors that, in the Company’s view, could cause actual results to differ materially from the forward-looking statements contained in this report are the following: (i) changes in the values of the Company’s vessels, newbuildings or other assets; (ii) the fulfillment of the closing conditions under, or the execution of customary additional documentation for, the Company’s agreements to acquire vessels and existing financing arrangements; (iii) financial market conditions; (iv) the Company’s ability to complete and fund financing, and to comply with the covenants and conditions under the its debt obligations; and (v) other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its subsequent reports on Form 10-Q and Form 8-K. Gener8 Maritime, Inc. does not undertake any obligation to update or revise any forward-looking statements as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer, Executive Vice President and Secretary

DATE:   June 30, 2016

EXHIBIT INDEX

Exhibit No	Description

10.1

Amending and Restating Deed, dated as of June 29, 2016, by and among the Parent Guarantor, GNRT Sub VII, the Original Owner Guarantors, the Global Co-Ordinators, the Bookrunner, the ECA Agent, the Facility Agent, the Security Agent, CEXIM, the Mandated Lead Arrangers, the Lenders, the Hedge Counterparties and the companies listed therein as additional owner guarantors.